                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-24265) pertaining to the Regions Financial Corporation Profit Sharing Plan of our report dated June 8, 2001, with respect to the financial statements and schedule of the Regions Financial Corporation Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


/s/ Ernst & Young LLP
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Birmingham, Alabama
June 28, 2001